UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report:  August 4, 2005

(Date of earliest event reported)

ABIOMED, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-2743260
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-09585
(Commission File Number)

22 Cherry Hill Drive Danvers, MA 01923
(Address of Principal Executive Offices, including Zip Code)

(978) 777-5410
(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Amendment No. 1 to Current Report on Form 8-K

We hereby amend our current report on Form 8-K filed on August 4, 2005, which furnished a copy of our press release dated August 4, 2005, reporting financial results for the quarter ended June 30, 2005.

Item 2.02                                             Results of Operations and Financial Condition.

On August 4, 2005, we issued a press release reporting our financial results for the quarter ended June 30, 2005.  A copy of the press release was attached as an exhibit to the original current report on Form 8-K that we filed on August 4, 2005.  Certain of the information contained in the press release was based on a preliminary assessment of the allocation of the purchase price associated with our acquisition of Impella CardioSystems AG, a company located in Aachen, Germany.  On August 9, 2005, we filed our quarterly report on Form 10-Q for the quarter ended June 30, 2005.  In connection with the preparation of the quarterly report we revised the allocation of the purchase price and the quarterly report reflects these revisions.  As a result, as described below, some of the financial information and financial statements contained in our quarterly report differ from what was contained in the press release.  The net effect of the revisions to the allocation of the purchase price is:

•                  an increase of approximately $900,000 of in-process research and development expense in the first quarter,

•                  a decrease in goodwill of approximately $300,000 as of the end of the first quarter,

•                  a decrease in the value of recorded intangible assets of approximately $100,000 as of the end of the first quarter, and

•                  a decrease in the amortization expense for intangible assets in the first quarter in the amount of approximately $3,000.

As a result of these changes, our quarterly report on Form 10-Q reported that in the quarter ended June 30, 2005 we had a loss of approximately $18.5 million, or $0.77 per share, compared to the loss of approximately $17.6 million, or $0.73 per share, that had been previously reported in our press release.

The financial statements and financial information contained in the quarterly report supersede those contained in the press release.  Accordingly, you should not rely on the financial information and financial statements contained in the press release.  The information contained in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Act of 1934, whether made before or after the date hereof and regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABIOMED, Inc.

By:	/s/ Charles B. Haaser
Charles B. Haaser

Controller

Principal Accounting Officer
Principal Financial Officer

Date:  August 10, 2005